EXHIBIT 3.88

THE COMPANIES ACT, Chapter 50

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

GLOBAL CROSSING SINGAPORE PTE. LTD.

1. The name of the Company is GLOBAL CROSSING SINGAPORE PTE. LTD.

2. The registered office of the Company will be situate in the Republic of Singapore.

3. The object of the Company is to provide telecommunication services on a resale basis to carrier and corporate customers, including dedicated and switched voice, data, video and internet access services; and to engage in any other activities that are not prohibited under any law for the time being in force in the Republic of Singapore.

The Company shall have all such powers as are permitted by law for the time being in force in the Republic of Singapore which are necessary or conducive to the conduct, promotion or attainment of the object of the Company.

4. The liability of the members is limited.

5. The original authorised capital of the Company is $100,000 divided into 100,000 Authorised shares of $1/-each. The Company shall have power to increase or reduce its capital, Capital to consolidate or sub-divide the shares forming its original, increased or reduced capital or any of them into shares of larger or smaller amounts, and to divide such shares into several classes at a premium or at par with any preferential, deferred, qualified, special or other rights, privileges, conditions or restrictions as to dividends, capital, voting or otherwise attached to them as may be determined by, or in accordance with, the regulations for the time being of the Company.

I, the subscriber to this Memorandum of Association, wish to be formed into a company pursuant to this Memorandum, and I agree to take the number and type of shares shown opposite my name.

NAME, ADDRESS AND DESCRIPTION OF SUBSCRIBER

JACQUELINE JOELLE LOKE MUN-TZE

125 Whitley Road # 01-03 Villa Des Flores

Singapore 297820 NRIC No. S1739438Z

Singaporean

Advocate & Solicitor

For and on behalf of GLOBAL CROSSING ASIA HOLDINGS LTD. Wessex House 45 Reid Street Hamilton HM 12, Bermuda Company Registration No. EC-28457

Total number of shares taken:

Dated: 11 January 2005 Number and Type of Shares taken by Subscriber One (1) Ordinary share of $1.00 on the date of incorporation

One Ordinary share I, YIP MING YEN, advocate and solicitor, of 80 Raffles Place #33-01 UOB Plaza 1, Singapore 048624 duly qualified to practise in Singapore NRIC No.S7826134Z, do hereby certify to the best of my knowledge after having made due inquiry, and based on satisfactory evidence, that the above described person Jacqueline Joelie Loke Mun-Tze has signed before me, and is identified by me as the subscriber to this Memorandum of Association.

THE COMPANIES ACT, Chapter 50

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

GLOBAL CROSSING SINGAPORE PTE. LTD.

PRELIMINARY

1. The regulations in Table A in the Fourth Schedule to the Act shall not apply to the Company except so far as the same are repeated or contained in these Articles. Table A shall not apply.

2. In these Articles, the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof, if not inconsistent with the subject or context. Interpretation.

WORDS The Company The Act

These Articles

The Directors The Office The Register The Seal

The Secretary member

MEANINGS

GLOBAL CROSSING SINGAPORE PTE. LTD.

The Companies Act, Chapter 50, or any other statutory modification or re-enactment thereof.

These Articles of Association as originally framed or as altered from time to time by special resolution.

The directors for the time being of the Company.

The registered office for the time being of the Company.

The register of members to be kept pursuant to the Act.

The common seal of the Company or, where appropriate, the official seal for use abroad.

Any person appointed to perform the duties of the secretary of the Company including any person appointed temporarily.

A registered holder of shares in the Company.

month	Calendar month.
year	Calendar year.

The expression “paid-up” includes credited as paid-up.

Expressions referring to writing shall, unless the contrary intention appears, be construed as including reference to printing, lithography, photography and any other modes of representing or reproducing words in visible form.

Words importing the singular number only shall include the plural number and vice versa. Words importing the masculine gender only shall include the feminine gender and vice versa. Words importing persons shall include corporations.

Subject as aforesaid, any words or expressions defined in the Act shall, where not inconsistent with the subject or context, bear the same meaning in these Articles.

PRIVATE COMPANY

3. The Company is to be a private company and, accordingly, the following provisions shall have effect, namely:

(a) The number of members (counting joint holders of shares as one person and not counting any person in the employment of the Company or of its subsidiary or any person who, while previously in the employment of the Company or of its subsidiary, was and thereafter has continued to be a member) is limited to not more than 50.

(b) Any invitation to the public to subscribe for any shares or debentures or to deposit money with the Company for fixed periods or payable at call, whether bearing or not bearing interest, is prohibited.

(c) The right of transfer of shares shall be restricted as hereinafter provided.

SHARES

4. The first allotment and issue of shares shall be under the control of the Directors, who may allot or otherwise dispose of the same to such persons on such terms and conditions and at such times as they shall think fit.

5. The allotment and issue of further shares shall be under the control of the Directors, but all further shares to be issued shall be offered to the members in proportion to the existing shares held by them, and such offer shall be made by notice specifying the number of shares to which the member is entitled and limiting a time within which the offer if not accepted will be deemed to be declined, and after the expiration of such time or on the receipt of an intimation from the member to whom such notice is given that he declines to accept the shares offered, the Directors may allot or otherwise dispose of the same to such persons and upon such terms as they think fit.

Private Company

First allotment

Issue of further shares Preference shares

6. Subject to the provisions, if any, in that behalf of these Articles, and without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred, or other special rights, or such restrictions, whether in regard to dividend, voting, return of share capital, or otherwise, as the Company may from time to time by ordinary resolution determine, and any preference share may, with the sanction of an ordinary resolution, be issued on the terms that it is, or at the option of the Company is liable, to be redeemed.

7. If two or more persons are registered as joint holders of any share, (a) they shall be severally as well as jointly liable for any call or other liability in respect of such share, but anyone of them may give effectual receipts for any dividends, bonuses, or other moneys payable in respect of such shares.

(b) the first name in the Register shall, however, as regards service of notices and delivery of certificates and dividend warrants, be deemed to be the sole owner of such share.

8. Subject to the provisions of these Articles and except as required by law, the Company shall not be bound by or recognise any contingent, future, partial or equitable interest in the nature of a trust or otherwise in any shares or any interest in any fractional part of a share, or any other right in respect of any share, except an absolute right thereto in the person for the time being registered as the owner thereof.

9. No person shall exercise any rights of a member until his name shall have been entered in the Register and he shall have paid all calls and other moneys for the time being due and payable on any share held by him.

10. No part of the funds of the Company shall directly or indirectly be employed by the Directors or the Company in the purchase of, or in loans upon the security of, the Company’s shares except as allowed by law.

SHARE CERTIFICATES

11. Every member whose name has been entered in the Register shall without payment be entitled to one certificate under the Seal specifying the shares held by him and the amount paid up thereon, provided that in the case of joint holders, the Company shall not be bound to issue more than one certificate to all the joint holders.

12. If any such certificate shall be worn out or lost, it may be renewed, in case of wearing out, on delivery up of the old certificate and, in the case of loss, on such evidence being produced and on execution of such indemnity as the Directors may require and in either case on payment of such sum not exceeding $2/-as the Directors may from time to time require.

CALLS

13. Subject to these Articles, all calls on shares shall be made by and at the discretion of the Directors, and shall be payable at such times and places and by instalments or otherwise as the Directors may appoint.

14. When any call is made, 14 days’ notice in writing shall be sent to every person liable to pay the same, specifying the time and place of payment and to whom such call shall be paid.

15. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

16. Any member may, with the sanction of the Directors and upon such terms as to payment of dividends or interest and otherwise as the Directors shall determine, make payments in advance of calls.

17. If before or on the day appointed for payment thereof a call payable in respect of a share is not paid, the holder for the time being of the share shall pay interest on the amount of the call at the rate of 8% per annum from the day appointed for payment thereof to the time of actual payment.

18. Any sum which by the terms of issue of a share is made payable on allotment or on any fixed date shall for all purposes of these Articles be deemed to be a call duly made and payable on the date for payment, and in case of non-payment the provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum were a call duly made and notified as hereby provided.

FORFEITURE OF SHARES

19. Whenever the whole or any part of any call shall not have been paid on or before the day appointed for the payment thereof, the Directors may at any time thereafter, during such time as the call or any part thereof remains unpaid, send a notice requiring payment of such call, or such thereof as remains unpaid, together with interest at 8% per annum and any expenses that may have accrued by reason of such non-payment by a specified day not being less than 14 days after the service of the said notice, and at the place where the calls of the Company are usually made payable. Such notice shall state that, in the event of non-payment at or before the time and at the place appointed, the shares in respect of which such calls was made will be liable to be forfeited without further notice.

20. If the requirements of any such notice shall not be complied with, any share in respect of which such notice has been given may, at any time thereafter, before the payment required by the notice has been made, be forfeited by resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

21. When any share has been forfeited in accordance with these Articles, notice of the forfeiture shall forthwith be given to the holder of the share, and an entry of such notice having been given and of the forfeiture with the date thereof shall forthwith be made in the Register opposite to the share; but the provisions of this Article are directory only, and no forfeiture shall be in any manner invalidated by any omission or neglect to give notice or to make such entry as aforesaid.

22. Every share which shall be forfeited shall thereupon become the property of the Company, and may be either sold or re-allotted, or otherwise disposed of either to the person who was before the forfeiture the holder thereof or entitled thereto, or to any member, upon such terms and in such manner as the Directors shall think frt.

23. Until any share so forfeited shall be sold, re-allotted or otherwise disposed of, the Rescission of forfeiture forfeiture thereof may at the discretion and by resolution of the Directors be rescinded on such terms as the Directors may think fit.

24. Notwithstanding any such forfeiture as aforesaid, all moneys which were owing at Calls and expenses the time of forfeiture, whether for any call, interest or expenses, and all interest and recoverable expenses to accrue in respect of such call after such forfeiture shall continue to be after forfeiture due from the person who was liable to pay the same at the time of forfeiture or from his representatives.

25. The forfeiture of a share shall involve the extinction at the time of forfeiture of all Consequences of forfeiture interest in and all claims and demands against the Company in respect of the shares and all other rights and liabilities incidental to the share as between the shareholder whose share is forfeited and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Act given or imposed in the case of past members.

26. Upon any sale or disposal after forfeiture or in purported exercise of the powers Title to forfeited shares hereinafter contained or exercising a lien, the Directors may cause the purchaser’s name to be entered in the Register in respect of the shares sold, and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money; and after his name has been entered in the Register, the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

LIEN ON SHARES

27. Except as prohibited, by law the Company shall have a first and paramount lien Paramount lien upon all the shares registered in the name of each member (whether solely or jointly with others) for all calls upon such shares.

28. For the purpose of enforcing such lien, the Directors may sell the shares subject Enforcement of thereto to any person, but no sale shall be made until the time for such payment, lien fulfillment or discharge as aforesaid shall have arrived, and notice in writing of the intention to sell shall have been served on such member holding the shares or his representatives and default shall have been made by him or them in payment, fulfillment or discharge of such debt, liabilities or engagements for 14 days after such notice.

29. Upon any sale being made by the Directors of any shares to satisfy the lien of the Proceeds of Company thereon, the proceeds shall be applied first in the payment of all costs of sale such sale, next in satisfaction of the debt, obligation, engagement or liability of the member to the Company, and the residue, if any, shall be paid to the said member or as he shall direct.

TRANSFER AND TRANSMISSION OF SHARES

30. Subject to these Articles, any member may transfer all or any of his shares by Restriction on transfer instrument in writing in any usual or common form or in any other form which the Directors may approve and the instrument shall be executed both by or on behalf of the transferor and the transferee, and the transferor shall remain the holder of the shares transferred until the transfer is registered and the transferee’s name is entered in the Register.

31. Except as provided in Articles 36, 39 and 40, no shares in the Company shall be transferred unless and until the rights of pre-emption hereinafter conferred shall have been exhausted provided that the procedure provided below need not be followed in respect of a member who has waived his pre-emption rights by a notice in writing.

32. (i) Every member who desires to transfer any share or shares (the “vendor”) shall give to the Company notice in writing of such desire (the “transfer notice”). Subject as hereinafter mentioned, a transfer notice shall constitute the Company as the vendor’s agent for the sale of the share or shares specified therein (the “said shares”) in one or more lots at the discretion of the Directors to the members other than the vendor at a price to be agreed upon by the vendor and the Directors, or, in case of dispute, at the price which the auditor of the Company for the time being shall, by writing under his hand, certify to be in his opinion the fair value thereof as between a willing seller and a willing buyer. A transfer notice may contain a provision that unless all the shares comprised therein are sold by the Company pursuant to this Article, none shall be sold, and such provision shall be binding on the Company.

(ii) If the auditor is asked to certify the fair price as aforesaid, the Company shall, as soon as it receives the auditor’s certificate, furnish a certified copy thereof to the vendor and the vendor shall be entitled, by notice in writing given to the Company within 10 days of the service upon him of the said certified copy, to cancel the Company’s authority to sell the said shares. The cost of obtaining the certificate shall be borne by the Company unless the vendor shall give notice of cancellation as aforesaid in which case he shall bear the said cost.

33. (i) Upon the price being fixed as aforesaid and provided the vendor shall not give notice of cancellation as aforesaid, the Company shall forthwith by notice in writing inform each member other than the vendor of the number and price of the said shares and invite each such member to apply in writing to the Company within 14 days of the date of dispatch of the notice (which date shall be specified therein) for such maximum number of the said shares (being all or any thereof) as he shall specify in such application.

(ii) If the said members shall within the said period of 14 days apply for all or (except where the transfer notice provides otherwise) any of the said shares, the Directors shall allocate the said shares (or so many of them as shall be applied for as aforesaid) to or amongst the applicants and in case of competition pro rata (as nearly as possible) according to the number of shares in the Company of which they are registered holders, provided that no applicant shall be obliged to take more than the maximum number of shares specified by him as aforesaid; and the Company shall forthwith give notice of such allocations (an “allocation notice”) to the vendor and to the persons to whom the shares have been allocated and shall specify in such notice the place and time (being not earlier than 14 and not later than 28 days after the date of the notice) at which the sale of the shares so allocated shall be completed.

34. The vendor shall be bound to transfer the shares comprised in an allocation notice to the purchasers named therein at the time and place therein specified; and if he shall fail to do so, the chairman of the Company or some other person appointed by the Directors shall be deemed to have been appointed attorney of the vendor with full power to execute, complete and deliver, in the name and on behalf of the vendor, transfers of the shares to the purchasers thereof against payment of the price to the Company. On payment of the price to the Company, the purchaser shall be deemed to have obtained a good discharge for such payment, and on execution and delivery of the transfer, the purchaser shall be entitled to insist upon his name being entered in the Register as the holder by transfer of the shares. The Company shall forthwith pay the price into a separate bank account in the Company’s name and shall hold such price in trust for the vendor.

35. During the 2 months following the expiry of the said period of 14 days referred to in Article 33(i), the vendor shall be at liberty to transfer to any persons and at any price not being less than the price fixed under Article 32(i) any share not allocated by the Directors in an allocation notice Provided that, if the vendor stipulated in his transfer notice that unless all the shares comprised therein were sold pursuant to these Articles, none should be so sold, the vendor shall not be entilled, save with the written consent of all the other members, to sell hereunder only some of the shares comprised in his transfer notice.

36. Subject to the provisions of Article 37, any share may be transferred by a member to the spouse, child or parent, brother or sister of that member, and any share of a deceased member may be transferred by his personal representatives to any widow, widower, child or parent, brother or sister of such deceased member, and shares standing in the name of the trustees of any deceased member may be transferred upon any change of trustees to the trustees for the time being of such will; and the rights of pre-emption hereinbefore conferred in these Articles shall not arise on the occasion of any such transfer.

37. Notwithstanding the foregoing provisions of these Articles, the Directors may decline to register:

(a) any transfer of any share on which the Company has a lien; and

(b) any transfer of a share to a person of whom they do not approve.

If the Directors shall refuse to register a transfer of any share, they shall, within one month from the date on which the application for transfer was made, send to the transferee a notice in writing stating the facts which are considered to justify refusal and send to both the transferor and transferee a notice of refusal as required by the Act. The Directors shall refuse to register any transfer of shares if registration thereof would cause the number of members of the Company to exceed the number permitted under these Articles. The Directors shall not register a transfer to a person who is known to them to be an infant or a person of unsound mind but the Directors shall not be bound to enquire into the age or soundness of mind of any transferee.

38. In the case of the death of a member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

39. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy.

40. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered he shall testify his election by executing to that person a transfer of the share. Except as provided in Article 31, all the limitations, restrictions, and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

41. Where the registered holder of any share dies or becomes bankrupt his personal representative or the assignee of his estate, as the case may be, shall, upon the production of such evidence as may from time to time be properly required by the Directors in that behalf, be entitled to the same dividends and other advantages, and to the same rights (whether in relation to meetings of the Company, or to voting, or otherwise), as the registered holder would have been entitled to if he had not died or become bankrupt; and where 2 or more persons are jointly entitled to any share in consequence of the death of the registered holder they shall, for the purposes of these Articles, be deemed to be joint holders of the share.

INCREASE AND REDUCTION OF CAPITAL

42. The Company in general meeting may from time to time by ordinary resolution, whether all the shares for the time being authorised shall have been issued or all the shares for the time being shall have been fully called up or not, increase its capital by the creation and issue of new shares, such aggregate increase to be of such amount and to be divided into shares of such respective amounts as the Company by the resolution authorising such increase shall direct.

43. The new shares shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as the general meeting resolving upon the creation thereof shall direct and, if no direction be given, as the Directors with the like concurrence shall determine, and in particular, such shares may be issued with a preferential, qualified, or postponed right to dividends, and in the distribution of assets of the Company, and with a special or without any right of voting.

44. Subject to any direction to the contrary that may be given by the Company in general meeting, all new shares shall, before issue, be offered to all the then members in proportion (as nearly as possible) to the amount of the capital held by them. The offer shall be made by notice specifying the number of shares offered, and limiting a time for acceptance of the offer, failing which it will be deemed to be declined, and if not accepted as aforesaid, the Directors may dispose of those shares in such manner as they think fit.

45. If at any time the capital, by reason of the issue of preference shares or otherwise, is divided into different classes of shares, all or any of the rights and privileges attached to each class may be modified, commuted, abrogated or dealt with by agreement between the Company and any member of the class, provided such agreement is confirmed by a special resolution passed at a separate meeting of the holders of shares of that class, and all the provisions hereinafter contained as to general meetings shall mutatis mutandis apply to every such meeting but so that the quorum thereof shall be members holding or representing by proxy two-thirds of the nominal amount of the issued shares of the class.

46. The Company in general meeting may, from time to time, by special resolution, reduce its capital by paying of capital or cancelling capital which has been lost or is unrepresented by available assets or reducing the liability on the shares or in any other way whatever allowed by law, as may seem expedient, and, in particular, capital may be paid off or cancelled upon the footing that the amount may be called up again or otherwise.

46A. The Company may purchase or otherwise acquire ordinary shares issued by it pursuant to the relevant provisions of the Act or any other applicable law.

SUBDIVISION AND CONSOLIDATION

47. The Company may, by ordinary resolution:

(a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares; or

(b) sub-divide its existing shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association subject, nevertheless, to the provisions of the Act, and so that, as between the resulting shares, one or more of such shares may by the resolution by which such sub-division is effected be given any preference or advantage as regards dividend, capital, voting or otherwise over the others or any other of such shares; or

(c) cancel any shares not taken or agreed to be taken by any person.

BORROWING POWERS

48. The Directors may, from time to time, raise or borrow or secure the payment of any sum or sums of money for the purposes of the Company.

49. The Directors may raise or secure the repayment of such sum or sums in such manner and upon such terms and conditions in all respects as they think fit, and, in particular, by the issue of debentures or debenture stock of the Company, perpetual or otherwise, charged upon or by mortgage, charge or lien of and on the undertaking or the whole or any part of the property of the Company (both present and future), including its uncalled capital for the time being, or by making, accepting, endorsing or executing any promissory notes or bills of exchange.

50. Every debenture or other instrument for securing the payment of money may be made assignable free from any equities between the Company and the person to whom the same may be issued. Any debenture or debenture stock, bonds or other instruments or securities may be issued at a discount, premium or otherwise and with any special privileges as to redemption, surrender, drawing, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

51. The Directors shall cause a proper register to be kept, in accordance with the Act, of all mortgages and charges specifically affecting the property of the Company.

GENERAL MEETINGS

52. The first annual general meeting of the Company shall be held at such time within a period of not more than 18 months from the date of incorporation of the Company and at such place as the Directors may determine.

53A. Annual general meetings of the Company shall be held once in every subsequent year at such time (not being more than 15 months after the last preceding annual general meeting) and place as may be determined by the Directors. The Company may, subject to compliance with the conditions and procedures set out in the Act, dispense with the holding of any general meeting, including an annual general meeting, notwithstanding any provision to the contrary in these Articles.

53B. Subject to the provisions of the Act the Company shall dispense with the holding of annual general meetings if a resolution is passed to that effect at an extraordinary general meeting by all of such members as, being entitled to do so, vote in person or by proxy present at such a meeting. The resolution to dispense with the holding of annual general meetings shall not be effective for any annual general meeting which is pass due but not held, at the time the resolution to dispense with annual general meetings is passed, but otherwise shall be valid for the year in which it is passed and for subsequent years.

53C. Notwithstanding that a resolution dispensing with annual general meetings is in force, an annual general meeting shall be convened and held by the Company as far as practically possible within the timelines provided in the Act and in such manner as provided in these Articles, upon the occurrence of any of the following events (whichever is the earliest):

(a) If any member of the Company shall by notice or by electronic communication, sent not later than 3 months before the end of any year require the holding of an annual general meeting in that year; or

(b) If any member or members representing at least 5% of the total voting rights of all members having the right to vote on a resolution at a general meeting of the Company shall within 7 days after the text of a resolution to be passed by written means relating to matters routinely dealt with at or to be done in relation to an annual general meeting of the Company, has been sent or made accessible to such member or members, shall notify the Company to hold a general meeting for that resolution; or

(c) If any member or the Auditors (if any) shall by notice to the Company not later than 28 days from the date the accounts, balance-sheets, and the report of the Directors and the report, if any, of the Auditors and other documents required to be annexed to the balance sheet (collectively “the accounts”), are sent out to all persons entitled to receive notice of general meetings of the Company, require the holding of a general meeting for the purpose of laying out the accounts before the Company.

Except as provided in this Article 53, any notice to the Company shall be signed under the hand of the member or the Auditors (if any) and the original notice (or a facsimile transmission followed by the original sent by post within 24 hours) sent to the registered office of the

Company or to such address as may be specified by the Company for that purpose. A notice to the Company may be made by way of other means of electronic communication only if required by the Act, or if specifically agreed between that member (or the Auditors, if any) and the Company by approval of the Directors, and in all cases, subject to all such security and identification procedures as required by the Company.

For the avoidance of doubt, the resolution to dispense with annual general meetings shall continue to be in force for subsequent years notwithstanding the occurrence of any of the aforesaid events in any year, unless and until an ordinary resolution (which may be passed by written means) is passed to revoke the dispensation; or the Company is converted to a public company.

53D. While the resolution to dispense with annual general meetings shall continue to be in force but subject to Article 53(C), any matter that is routinely dealt with at or to be done in relation to an annual general meeting may be dealt with by resolutions of the Company passed by written means.

54. The Directors or any Director may call an extraordinary general meeting of the Company whenever they or he think fit.

55. The Directors shall, on the requisition of members pursuant to Article 53C or 66D, or holding in the aggregate not less than one-tenth of such paid-up capital of the Company which carry voting rights, proceed to convene an extraordinary general meeting of the Company. Such requisition, duly signed by the requisitionists, stating fully the objects of the meeting, shall be deposited at the Office.

56. If the Directors do not proceed to convene a meeting within 21 days after such deposit, the requisitionists, or any of them, holding more than one half of the total voting rights of all of them, may themselves convene an extraordinary general meeting for the business described in the requisition, to be held at such time, within 3 months from the date of such deposit, and at such place as they think fit.

57. If at any such meeting a resolution requiring confirmation at another meeting is passed, the Directors shall forthwith then convene a further extraordinary general meeting for the purpose of considering the resolution and if thought fit confirming it, and if the Directors do not convene such further meeting within 7 days from the date of the passing of the first resolution, the requisitionists or a majority of them in value may themselves convene the meeting. All meetings convened by the requisitionists under this and the preceding Articles shall be convened in the same manner or as nearly as possible as that in which meetings are to be convened by Directors.

58. Subject to the provisions of the Act relating to matters requiring special notice and agreements for shorter notice, 14 days’ notice at the least, specifying the place, the day and the hour of meeting and, in the case of special business, the general nature of such business, shall be given in the manner hereinafter mentioned to the members entitled to be present at such meeting; but the accidental omission to give such notice or the non-receipt of such notice by any member shall not invalidate any resolution passed or the proceedings at any such meeting.

59. All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting with the exception of sanctioning a dividend, the consideration of the accounts and balance sheets and the ordinary reports of the Directors and the auditor of the Company, and the election of Directors in the place of those retiring and the appointment and fixing of the remuneration of the auditor.

60. Any member entitled to be present and vote at a meeting or his proxy may submit any resolution to any general meeting, provided that at least for the prescribed time before the day appointed for the meeting he shall have served upon the Company a notice in writing by him containing the proposed resolution, and stating his intention to submit the same. The prescribed time above-mentioned shall be such that, between the date that the notice is served and the day appointed for the meeting, there shall be at least 15 intervening days, and for a resolution requiring special notice, at least 29 days.

61. Upon receipt of any such notice as in the last preceding Article mentioned, the Secretary shall include it in the notice of the meeting in any case where the notice of intention is received before the notice of the meeting is issued, and shall in any other case issue as quickly as possible to the members notice that such resolution will be proposed.

PROCEEDINGS AT GENERAL MEETINGS

62. 2 members present in person or by proxy shall form a quorum. No business shall be transacted at a general meeting unless a quorum is present when the meeting proceeds to business.

62A. Members may participate in a meeting by means of video conference, conference telephone or other similar communication means whereby all persons participating in the meeting can hear each other, without a member or members being in the physical presence of another member or other members, and participation in the meeting in such manner shall be deemed to constitute presence in person at such meetings. The meeting shall be deemed to be held at the place where the Chairman of the meeting participates in the meeting. Voting may be done verbally or otherwise by each participant according to procedures decided by the Chairman in such manner as to permit the accurate recording of each vote.

63. If within half an hour from the time appointed for the holding of a general meeting a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week at the same time and place, and if at such adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, the members present shall form a quorum.

64. The chairman, with the consent of any meeting at which a quorum is present, may adjourn the meeting from time to time and from place to place as the meeting shall determine. Whenever a meeting is adjourned for 10 days or more, notice of the adjourned meeting shall be given in the same manner as of an original meeting. Save as aforesaid, the members shall not be entitled to any notice of the adjournment or of the business to be transacted at an adjourned meeting. No business shall be transacted at an adjourned meeting other than business which might have been transacted at the meeting from which the adjournment took place.

65. The chairman (if any) of the Directors shall preside at every general meeting, but if there be no such chairman, or if at any meeting he shall not be present within 15 minutes after the time appointed for holding the same, or shall be unwilling to act as chairman, the members present shall choose a Director, or if no Director be present, or if all the Directors present decline to take the chair, they shall choose some member present to be chairman of the meeting.

66A. Subject to the provisions of the Act, and save in the case of a resolution dispensing with the requirement to hold an Annual General Meeting or for a resolution for which special notice is required, any resolution of the Company may be passed by written means (“written resolution”) if formally agreed by any members for the time being entitled to receive notice of and attend and vote at general meetings:

(a) and holding, in the case of an ordinary resolution, the majority of the total voting rights of all the members of the Company;

(b) and holding in, in the case of a special resolution, at least three-quarters of the total voting rights of all the members of the Company;

and shall be as valid and effective as if it was passed at a general meeting of the Company duly convened and held. Any such resolution may consist of several documents in like form, each formally agreed to by one or more members.

66B. The text of the written resolution (which may originate from the Directors, or from a member or members holding not less than 5% of the total voting rights of all the members, provided the same is received by the Company in legible form) shall be sent in legible form by the Company to every member for the time being entitled to receive notice of and attend and vote at general meetings, and may be sent by post or by facsimile transmission, or by electronic mail. The text may be sent in a permitted alternative form (as defined in the Act) only if agreed in writing between the Company and the member.

The text of the written resolution may also be sent by the Company to a member by publication on a website provided that [not less than one month] prior to the first such publication, the Company shall notify the members in writing, by post or by facsimile transmission, or by electronic mail. The notification shall set out details of the address of the website, how to access the website (including any security and identification procedures required by the Directors), and the place where any resolution text may be accessed, and the manner in which a member will be notified of the publication of any resolution text from time to time (collectively, the “notification procedures” which may be amended from time to time by similar notification by the Company to the member). Every member who confirms acceptance of such notification procedures in a manner specified by the Company, shall be taken to have agreed to access the resolution text over the website instead of any other way, and publication on the website in accordance with the notification procedures shall be deemed to be receipt by that member not later than the date of the publication. It is the responsibility of such member to actively access the website and to notify the Company promptly of any problems in accessing the resolution text. Upon receipt of such notification, the Company will send the resolution text to that member by any of other means aforesaid.

66.C A member may formally agree to a written resolution by sending to the Company the text of the resolution in legible form signed by the member under hand in the space provided for the member in the text. The original signed resolution (or a facsimile [followed by the original sent by post within 24 hours]) must be sent to the registered office of the Company or to such address as may be specified by the Company for that purpose. The resolution may be approved and sent in a permitted alternative form (as defined in the Act), or by way of other means of electronic communication, only if required by the Act, or if specifically agreed between that member and the Company (by approval of the Directors), and in all cases, subject to all such security and identification procedures as required by the Company. For the purpose of this Article 66(C), a member includes the member’s proxy or attorney, or a representative of a corporation which is a member.

66D. Notwithstanding that a written resolution has been formally agreed by the requisite number of members as aforesaid, it shall be invalid and a General Meeting shall be convened and held by the Company in such manner as provided in these Articles, if any member or members representing at least 5% of the total voting rights of all members having the right to vote on a resolution at a general meeting of the Company, shall within 7 days after the text of the written resolution has been sent or made accessible to such member or members, notify the Company to hold a general meeting for that resolution. The notice to the Company shall be in legible form signed under the hand of the member or members, and the original notice (or a facsimile [followed by the original sent by post within 24 hours]) sent to the registered office of the Company or to such address as may be specified by the Company for that purpose. A notice to the Company may be sent in a permitted alternative form (as defined in the Act), or by way of other means of electronic communication, only if required by the Act, or if specifically agreed between that member or members and the Company (by approval of the Directors), and in all cases, subject to all such security and identification procedures as required by the Company.

66E. The Company shall notify every member when a written resolution is validly passed, within 15 days from the earliest date on which a Director or the Secretary becomes aware of the same. The notification may be sent in the same manner as the resolution text as set out in Article 66(8). The Company shall cause a record of the written resolution and the indication of each member’s formal agreement to the resolution to be entered in the minute book of the Company. Notwithstanding the foregoing any default to so inform every member or to record in the minute book shall not render the written resolution invalid.

66F. In the case of dispute, the Directors shall decide on the eligibility of a member or his proxy or attorney or representative to formally agree to any written resolution.

VOTES AT GENERAL MEETING

67. At a general meeting, every resolution shall be decided on a show of hands by a majority of the members present in person or by proxy and entitled to vote, unless before or upon the declaration of the result of the show of hands a poll be demanded by at least 2 members present in person or by proxy and entitled to vote, and unless a poll be so demanded, a declaration by the chairman of the meeting that a resolution has been carried by a particular majority, or lost, shall be conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence thereof without proof of the number or proportion of the votes recorded in favour of or against such resolution.

68. If a poll be demanded in the manner aforesaid it shall be taken at such meeting at which the poll is demanded without adjournment.

69. On a show of hands, every member shall have one vote only. In case of a poll, every member shall have one vote for every share held. Votes may be given, either personally or by proxy.

70. If any member be of unsound mind, he may vote by his committee or other legal curator, and such last mentioned persons may give their vote either personally or by proxy. If any member is a minor, he may vote by his guardian or one of his guardians, who may give his vote (or in the case of a written resolution, give his formal agreement) personally or by proxy.

71. Save as herein expressly provided, no person other than a member duly registered and who shall have paid everything for the time being due from him and payable to the Company in respect of his shares shall be entitled to be present or to vote on any question personally or by proxy at any general meeting. No member shall be entitled to vote at any general meeting in respect of any share that he has acquired by transfer unless the transfer duly signed, witnessed and stamped of the share in respect of which he claims to vote shall be left with the Company for registration at least 48 hours previous to the time of holding the meeting at which he proposes to vote and shall have been registered. No person not already a member, may formally agree to any written resolution, unless the transfer (duly signed, witnessed and stamped) of any share that he has acquired shall be left with the Company for registration at least 48 hours previous to the time the text of the proposed written resolution is sent by the Company to the members for formal agreement, and shall have been registered.

72. The instrument appointing a proxy shall be in writing under the appointer. A proxy need not be a member of the Company.

73. The instrument appointing a proxy shall be deposited at the Office at least 48 hours before the time appointed for holding the meeting at which the person named in such instrument proposes to vote; otherwise the person so named shall not be entitled to vote in respect such meeting. An instrument appointing a proxy may also give authority to the person named in the instrument (who shall sign under hand his/her specimen signature on the instrument) to formally agree to any written resolution of the Company, for and on behalf of the appointer, and shall be valid for any written resolution, the tex1 of which proposed resolution is sent by the Company to the members for formal agreement after the date of receipt by the Company of such instrument at the registered office of the Company.

74. A vote (or in the case of a written resolution, the formal agreement) given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death of the principal or revocation of the proxy or transfer of the share in respect of which the vote is given, provided that no notice in writing of the death or revocation or transfer shall have been received at the Office one hour at least before the time fixed for holding the meeting, or in the case of a written resolution of the Company, before the time the resolution is considered to be validly passed by a Director or the Secretary under Article 66E.

75. An instrument appointing a proxy shall be in the following form or as near to it as circumstances will admit:

[Name of Company]

“I,                      of                      being a member of [Name of Company] appoint                  (with identification number:                      )of                      with specimen signature:                      as my proxy, [to vote for me and on my behalf at the annual or extraordinary (as the case may be) general meeting of the Company to be held on      day of              and at any adjournment of such meeting][ to sign and give formal agreement, for and on my behalf, to any resolution of the Company to be passed by written means]

Signed this      day of             ”

DIRECTORS

76. Until otherwise determined by a general meeting, the number of Directors shall not be less than 1.

The Directors may, by a majority decision, appoint any person or persons to be Directors, who shall hold office until he is removed or the office is vacated pursuant to these Articles.

77. A Director shall not be required to hold any share qualification in the Company.

78. The remuneration of Directors other than the Managing Director or Directors shall be such sums as may from time to time be decided in general meeting. All such sums shall be divided amongst the Directors as they shall determine.

79. The office of a Director shall be ipso facto vacated:

(a) if he is or becomes disqualified by law;

(b) if a receiving order is made against him or he makes an arrangement or composition with his creditors (unless in the case of an undischarged bankrupt, he has obtained leave of court or the permission of the Official Assignee to act as Director);

(c) if he is found to be a lunatic or becomes of unsound mind;

(d) if he absents himself from the meetings of the Directors during a continuous period of 6 months without special leave of absence from the Directors and they pass a resolution that he has by reason of such absence vacated office; or

(e) if by notice in writing he resigns his office.

80. A Director may at any time give notice in writing to the Company of his desire to resign and such resignation shall take effect upon the expiration of such notice.

POWERS OF DIRECTORS

81. (1) The business of the Company shall be managed by or under the direction of the Directors.

(2) The Directors may exercise all the powers of a company except any power that the Act or the Memorandum of the Company and these Articles require the Company to exercise in general meeting.

82. The continuing Directors may act notwithstanding any vacancy in their body; provided always that in case the Directors shall at any time be reduced in number for any reason other than resignation to less than 2, it shall be lawful for the remaining Director to act as Director for the purpose of filling up vacancies in the board, but not for any other purpose. This Article shall however not apply where the minimum number of Directors is stipulated to be 1.

83. The Directors may from time to time appoint one or more of their body to be the Managing Director or Managing Directors for such period and upon such terms as they think fit, and may from time to time remove him or them from office and appoint another or others in his or their places. The remuneration of a Managing Director may be by way of salary or commission or participation in profits or by any or all of those modes.

84. A Managing Director shall, subject to the provisions of any contract between him and the Company, be subject to the same provisions as to resignation and removal as the other Directors of the Company, and if he ceases to hold the office of Director he shall ipso facto immediately cease to be a Managing Director.

85. The Directors may delegate any of their powers, other than the powers to borrow and make calls, to the Managing Director or to committees consisting of such members of their body as they think fit. The Managing Director or any committee so formed shall in the exercise of the power so delegated conform to any regulations that may be imposed upon them by the Directors.

86. A Director may contract with and be interested in any transaction with the Company, and shall not be liable to account for any profit made by him by reason of any such transaction, provided that he complies with the requirements of the Act in relation to disclosure of such interest. A Director may hold any other office under the Company (other than that of an auditor) in conjunction with his office of Director.

87. All acts done bona fide by the Directors, or by a committee of Directors, or by any person acting as a Director, shall notwithstanding it be afterwards discovered that there was some defect in the appointment of any such Director, or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every person had been duly appointed and was qualified to be a Director. All acts done by Directors to be valid

88. The Directors may exercise all the powers of the Company in relation to any official seal for use outside Singapore and in relation to branch registers. Official seal

89. The Directors may from time to time by power of attorney appoint any corporation, firm, or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities, and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him. Attorney

90. (i) A Director may, subject to the approval of the board of Directors, appoint any person to be his alternate Director. Alternate Director

(ii) The appointment of an alternate Director shall determine on the happening of any event which if he were a Director would cause him to vacate such office, or if his appointor ceases to be a Director or removes the alternate from office by notice in writing.

(iii) An alternate Director shall (except when absent from Singapore) be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which his appointor is not personally present and generally at such meeting to perform all functions of his appointor as a Director. If he shall attend any such meeting as an alternate for more than one Director, his voting rights shall be cumulative. If his appointor is for the time being absent from Singapore or temporarily unable to act through ill health or disability, the alternate Director’s signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor. To such extent as the Directors may from time to time determine in relation to any committees of the Directors, the foregoing provisions of this paragraph shall also apply mutatis mutandis to any meeting of any such committee of which his appointor is a member. An alternate Director shall not (save as aforesaid) have power to act as a Director.

(iv) An alternate Director shall be subject to the provisions of these Articles but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

(v) An alternate Director shall not be taken into account in reckoning the minimum or maximum number of Directors allowed for the time being but he shall be counted for the purpose of reckoning whether a quorum is present at any meeting of the Directors attended by him at which he is entitled to vote.

91. A Director shall continue in office until he is removed or the office is vacated pursuant to these Articles.

92. The Company may by ordinary resolution appoint or remove any Director.

PROCEEDINGS OF DIRECTORS

93. The Directors or any committee of Directors may meet together for the dispatch of business, adjourn, and otherwise regulate their meeting as they think fit, and determine the quorum necessary for the transaction of business. Until otherwise determined, 1 Director shall be a quorum. Questions arising at any meeting shall be decided by a majority of votes of the Directors present, each Director having one vote.

93A Directors may participate in a meeting by means of video conference, conference telephone or other similar communication means whereby all persons participating in the meeting can hear each other, without a Director or Directors being in the physical presence of another Director or other Directors, and participation in the meeting in such manner shall be deemed to constitute presence in person at such meetings. The meeting shall be deemed to be held at the place where the Chairman of the meeting participates in the meeting. Voting may be done verbally or otherwise by each participant according to procedures decided by the Chairman in such manner as to permit the accurate recording of each vote.

94. At the request of any Director, the Secretary shall summon a meeting of the Directors by notice served upon the several Directors. No notice need be served on any Director absent from Singapore except that if he has appointed an alternate Director present in Singapore, the notice shall be served on the alternate Director.

95. The Directors or any committee of Directors shall from time to time elect a chairman who shall preside at meetings, but if no such chairman be elected, or if at any meeting the chairman be not present within 15 minutes after the time appointed for holding the same, a substitute for that meeting shall be appointed by such meeting

96. A resolution in writing or copies thereof signed under hand by a majority of the Directors (or their alternates), and sent by post or by a facsimile transmission (followed by the original sent by post within 24 hours) to the Office or to such address as may be specified by the Company for that purpose, shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held. Any such resolution may consist of several documents in like form, each signed by one or more of the Directors. The resolution may be sent by other means of electronic communications, only if such means are approved by the Directors and subject to all such security and identification procedures as required by the Directors.

THE SEAL

97. The Directors shall provide for the safe custody of the Seal, which shall only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors in that behalf, and every instrument to which the Seal is affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose.

MINUTES

98. The Directors shall cause minutes to be duly made of all appointments of officers, and the names of Directors present at each meeting of Directors or committee of Directors, and all resolutions and proceedings of general meetings and meetings of Directors and committees of Directors (including all written resolutions of the Company or of the Directors). Any minutes of meetings of the Directors or any committee of Directors or the Company if purported to be signed by the chairman of such meeting or by the chairman at the next succeeding meeting, or in the case of a written resolution of the Company, purported to be formally agreed by the requisite number of members and in the case of a written resolution of the Directors, purported to be signed by requisite number of Directors, shall be receivable as prima facie evidence of the matters stated in such minutes or resolution. Minutes to be made

DIVIDENDS AND RESERVE FUND

99. The Directors may with the sanction of a general meeting from time to time declare a dividend, but no such dividend shall be payable except out of the profits of the Company. Provided that when in the opinion of the Directors the profits of the Company permit, they may in their discretion declare and pay interim dividends. Dividends

100. The Directors may, before recommending such dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, which shall at the declaration of the Directors be applicable for meeting contingencies, for the gradual liquidation of any debt or liability of the Company, or for repairing or maintaining the buildings and property connected with the business of the Company, or shall, with the sanction of the Company in general meeting, be as to the whole or in part applicable for distribution by way of bonus among the members or employees of the Company for the time being, on such terms and in such manner as the Company in general meeting shall from time to time determine, and the Directors may invest the sums from time to time set apart as a reserve fund upon such securities other than the shares of the Company as they may select, with full power to employ the assets constituting the reserve fund in the business of the Company, and without being bound to keep them separate from the other assets. Reserve fund

101. The Directors may deduct from any dividend payable to any member all such sums of money (if any) as may be due and payable by him to the Company on any account. Unpaid calls and debts may be deducted from dividends

102. Every dividend warrant shall be sent by post to the last registered address of the member entitled thereto, and the receipt of the person whose name at the date of the declaration of the dividend appears on the Register as the owner of the share, or, in the case of joint holders, of the holder whose name at the date aforesaid appears first on the Register, or of any person presenting a power of attorney from the holders of which the Company shall have had no notice of cancellation, shall be good discharge to the Company for all payments made in respect of such share. Dividend warrant to be sent to members by post

103. No unpaid dividend, bonus or interest shall bear interest as against the Company. Unpaid dividends not to bear interest

CAPITALISATION

104. Any general meeting declaring a dividend or bonus may resolve that such dividend or bonus be paid wholly or in part by the distribution of specific assets, and in particular of paid up or partly paid up shares, debentures or debenture stock of the Company, or paid up or partly paid up shares, debentures or debenture stock of any Capitalisation of profits other company, or in anyone or more of such ways, and may resolve that any moneys, investments or other assets forming part of the undivided profits of the Company standing and available for dividend be capitalised and distributed by way of bonus amongst the members in accordance with their rights on the footing that they become entitled thereto as capital, and that all or any part of such bonus be applied on behalf of the members in paying up in full any unissued shares of the Company, and that such unissued shares so fully paid be distributed accordingly amongst the members in the proportions in which they are entitled to receive dividends, and shall be accepted by them in full satisfaction of the said bonus.

105. The Directors shall give effect to any resolution passed under the provisions of the last preceding Article, and where any difficulty arises in regard to the distribution, they may settle the same as they think expedient and, in particular, may disregard fractions of one Singapore dollar, and may issue fractional certificates and may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payment shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all parties, ..and may invest any such cash or specific assets in trustees upon such trusts for the persons entitled to the dividend or bonus as may seem expedient to the Directors. Where necessary, a proper contract shall be filed in accordance with the Act, and the Directors may appoint any person to sign such contract on behalf of the persons entitled to the dividend or bonus and such appointment shall be effective.

ACCOUNTS

106. The Directors shall cause true accounts to be kept of all sums of money received and expended by the Company and the matters in respect of which such receipts and expenditure take place, and of the assets and liabilities of the Company.

107. The books of account shall be kept at the Office or at such other place or places as the Directors shall determine.

108. The Directors shall from time to time determine whether in any particular case or class of cases or generally, and at what times and places and under what conditions or regulations, the accounts and books of the Company, or any of them, shall be open to the inspection of members, and no members shall have any right of inspecting any account book or document of the Company, except as conferred by the Act or authorised by the Directors or by resolution of the Company in general meeting.

109. Once at least in every year, the Directors shall lay before the Company in general meeting (unless a resolution to dispense with annual general meetings is in force) a profit and loss account and a balance sheet containing a summary of the assets and liabilities of the Company made up to a date not more than 6 months before such meeting or at within such period as prescribed by the Act. Every such account and balance sheet shall be accompanied by a report of the Directors.

AUDIT

110. Subject to any exemption from audit requirements permitted by the Act, an Auditor of the Company shall be appointed, and his or their duties regulated, in accordance with the Act.

SECRETARY

111. The Directors may from time to time by resolution appoint any person or persons to be the Secretary who shall be a Singapore resident and have the requisite knowledge and experience, and (if applicable) qualifications prescribed by the Act and the Directors may in the manner aforesaid remove any person so appointed from office and may appoint another person in his or her place. The Directors may also appoint assistant or deputy secretaries.

NOTICE

112. Subject to the Act and to the foregoing provisions of these Articles, any notice communication or other document (each a “Notice”) may be served by the Company upon any member or a Director either personally or by sending it through the post in a prepaid letter or by way of facsimile transmission, or by electronic mail, addressed to such member or Director at his registered address as recorded in the Register.

113. Each member and each Director shall from time to time notify in writing to the Company his address (including his facsimile number and his electronic mailing address, if any) for purpose of the last preceding Article.

114. Any Notice sent by post shall be deemed to have been served on the day after the envelope containing the same is posted, and in proving such service it shall be sufficient to prove that the envelope containing the notice was properly addressed and put in the post office box. Any Notice sent by the Company by facsimile or electronic mail shall be deemed to have been served on the day of transmission, subject to the Company’s facsimile machine generating a transmission OK report for the entire Notice (in the case of facsimile), and no notice of undelivered mail having been received by the Company from the server, (in the case of electronic mail).

115. Any person who, by operation of law, transfer, or other means whatsoever, shall become entitled to any share shall be bound by every Notice in respect of such share which previously to his name and address being entered in the Register shall be duly given to the person from whom he derives his title to such share.

116. Any Notice delivered or sent by post to or left at the registered address of any member or otherwise served, in pursuance of these Articles shall, notwithstanding such member be then deceased and whether or not the Company shall have notice of his death, be deemed to have been duly served in respect of any registered shares whether held solely or jointly with other persons by such member until some other person be registered in his stead as the holder or joint holder thereof, and such service shall for all purposes of these Articles be deemed sufficient service of such notice or document on his executors or administrators and all persons (if any) jointly interested with him in any share. The signature to any Notice to be given by the Company may be written, printed or affixed by electronic means.

117. Where a given number of day’s notice or notice extending over any other period is required to be given, the day of service and the day for which such Notice is given shall not be included in such number of days or other period.

118. Any notification, communication, requisition, or other document (each a “Notice”) to the Company from any member or Director, shall be actually delivered to or received by the Company at the Office or (if any) to such address as may be specified by the Company for that purpose, and in the case of a facsimile shall be deemed to be received by the Company on the date of transmission, provided that the sender’s facsimile machine has generated a transmission OK report for the entire Notice, and the original Notice (with the original signature of the member or the Director, if applicable) is posted to the Company at the Office or (if any) to such address as may be specified by the Company for that purpose, within 24 hours of transmission.

INDEMNITY

119. Subject to the provisions of and so far as may be permitted by the Act, every Director, manager, Secretary and other officer or servant of the Company shall be indemnified by the Company against, and it shall be the duty of the Directors out of the funds of the Company to pay, all costs, losses and expenses which any such officer or servant may incur or become liable to incur by reason of any contract entered into or act or deed done by him as such officer or servant or in any way in the discharge of his duties, including reasonable hotel, travelling and other expenses.

120. Subject to the provisions of and so far as may be permitted by the Act, no Director or other officer of the Company shall be liable for the acts, receipt, neglects, or defaults of any other Director or officer, or for joining in receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person with whom monies, securities or effects shall be deposited, or for any loss or damage occasioned by any error of judgement or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same happens through his own wilful act, neglect or default.

WINDING UP

121. If the Company is wound up and the assets available for distribution amongst the members as such shall be insufficient to repay the whole of the paid-up capital of the Company, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or which ought to have been paid up at the commencement of the winding up on the shares held by them respectively, and if in a winding up the assets available for distribution amongst the members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the members in proportion to the capital at the commencement of the winding up paid up on the shares held by them respectively. This Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

122. If the Company is wound up, whether voluntarily or otherwise, the liquidator may, with the sanction of a special resolution, divide amongst the members in specie or in kind the whole or any part of the assets of the Company, and may, with the like sanction, vest the whole or any part of such in trustees upon such trusts for the benefit of the contributories or any of them as the liquidator, with the like sanction, thinks fit.

NAME, ADDRESS AND DESCRIPTION OF SUBSCRIBER

JACQUELINE JOELLE LOKE MUN-TZE

125 Whitley Road #01-03 Villa Des Flores Singapore 297820 NRIC No. S1739438Z Singaporean

Advocate & Solicitor

For and on behalf of

GLOBAL CROSSING ASIA HOLDINGS LTD. Wessex House 45 Reid Street Hamilton HM 12, Bermuda Company Registration No. EC-28457

Dated: 11 January 2005

I, YIP MING YEN, advocate and solicitor, of 80 Raffles Place #33-01 UOB Plaza 1, Singapore 048624 duly qualified to practise in Singapore NRIC No. S7826134Z, do hereby certify to the best of my knowledge after having made due inquiry, and based on satisfactory evidence, that the above described persons JACQUELNE JOELLE LOKE MUN-TZE has signed before me, and is identified by me as the subscriber to these Articles of Association.